
                            HAMPSHIRE GROUP, LIMITED
                  STATEMENT RE COMPUTATION OF INCOME PER SHARE
                      (in thousands, except per share data)

                                                     YEAR ENDED DECEMBER 31,
                                                 1997         1996         1995
                                                 ----         ----         ----
Weighted average number of common
   shares outstanding - basic                    3,856        3,778       3,560

Income from operations                          $9,006      $11,896      $6,718
Less - Preferred stock dividend requirements      (167)        (184)       (141)
                                                --------------------------------
  Net income applicable to common stock         $8,839      $11,712      $6,577
                                                ================================
Income per common share - basic                  $2.29        $3.10       $1.85
                                                ================================

-------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding - diluted:
Weighted average number of common
  Shares outstanding, per above                  3,856        3,778       3,560
Assumed conversion of preferred stock              254          321         207
Additional shares assumed to be outstanding
  resulting From the exercise of options
  and warrants                                     355          280         225
                                                -------------------------------
    Total common shares - diluted                4,465        4,379       3,992
                                                ===============================

Income applicable to common stock, per above    $8,839      $11,712      $6,577
Dividend on preferred stock                        167          184         141
                                                --------------------------------
Net income                                      $9,006      $11,896      $6,718
                                                ===============================
Income per common share - diluted                $2.02        $2.72       $1.68
                                                ===============================

Note: Data for prior years has been restated for Statement of Financial Accounting Standards No. 128.